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                                                                    EXHIBIT 99.1

VNI62B                            DETACH HERE

                                     PROXY

                             VISUAL NETWORKS, INC.

                               2092 GAITHER ROAD
                         ROCKVILLE, MARYLAND 20850-4013

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Scott Stouffer, Peter Minihane and Nancy Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Visual Networks, Inc. (the "Company") held of record by the undersigned on April 14, 2000 at the Annual Meeting of Stockholders to be held on May 24, 2000 at 10:00 a.m., local time, at the offices of Piper Marbury Rudnick & Wolfe LLP, 1200 19th Street, N.W., Washington, D.C. 20036-2430, and any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
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[X] PLEASE MARK                                                                                                                ____
    VOTES AS IN                                                                                                                   |
    THIS EXAMPLE.                                                                                                                 |

                                                FOR   AGAINST   ABSTAIN
1. To approve the issuance of Visual Networks   [ ]     [ ]       [ ]       4. To elect three directors to serve for a term of three
   common stock pursuant to the Agreement and                                  years and until their respective successors are
   Plan of Merger dated as of February 7, 2000                                 elected and duly qualified;
   among Visual Networks, Inc., Visual
   Acquisitions Three, Inc., and Avesta                                        NOMINEES:  (01) Ted H. McCourtney, (02) William J.
   Technologies, Inc.;                                                                    Smith and (03) Scott E. Stouffer

2. To amend the certificate of incorporation    [ ]     [ ]       [ ]                     FOR                        WITHHELD
   of Visual Networks, Inc. to increase the                                               ALL     [ ]           [ ]  FROM ALL
   number of authorized shares of Visual                                                NOMINEES                     NOMINEES
   Networks, Inc. common stock from 50,000,000
   to 200,000,000;                                                                        [ ]
                                                                                             --------------------------------------
3. To approve the 2000 Stock Incentive Plan     [ ]     [ ]       [ ]                        For all nominees except as noted above
   and to authorize the issuance of 7,000,000
   shares of common stock under the Plan;                                                                   FOR   AGAINST   ABSTAIN
                                                                            5. To ratify the selection of   [ ]     [ ]       [ ]
                                                                               Arthur Andersen LLP as
                                                                               Visual Networks' independent
                                                                               public accountants for the
                                                                               fiscal year ending December
                                                                               31, 2000; and

                                                                            6. To transact such other business as may properly be
                                                                               brought before the meeting or any adjournment or
                                                                               postponement of the meeting including potential
                                                                               adjournments for the purpose of soliciting additional
                                                                               proxies.

                                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

                                                                            Please sign exactly as your name appears hereon. Joint
                                                                            owners each should sign. Executors, administrators,
                                                                            trustees, guardians or other fiduciaries should give
                                                                            full title as such. If signing for a corporation, please
                                                                            sign in full corporate name by a duly authorized
                                                                            officer.


Signature:_____________________________________ Date:____________ Signature:_____________________________________ Date:____________
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